Exhibit 32
Certification
Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Sections 1350(a) and (b))
I, Anthony G. Capuano, Chief Executive Officer of Marriott International, Inc. (the “Company”) certify that:
(1)the quarterly report on Form 10-Q of the Company for the period ended March 31, 2022, (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 4, 2022	/s/ Anthony G. Capuano
Anthony G. Capuano Chief Executive Officer (Principal Executive Officer)
I, Kathleen K. Oberg, Chief Financial Officer and Executive Vice President, Business Operations of Marriott International, Inc. (the “Company”) certify that:
(1)the quarterly report on Form 10-Q of the Company for the period ended March 31, 2022, (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 4, 2022	/s/ Kathleen K. Oberg
Kathleen K. Oberg Chief Financial Officer and Executive Vice President, Business Operations (Principal Financial Officer)